United States
Securities and Exchange Commission
Washington D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2006

MTS Medication Technologies, Inc.

(Exact Name of registrant as specified in its charter)

Delaware	000-16594	59-2740462

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2003 Gandy Boulevard North, Suite 800, St. Petersburg, Florida 33702

(Address of principal executive offices) (Zip Code)

(Registrant's telephone number, including area code):  (727) 576-6311

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-42(c))

Item  1.01     Entry into a Material Definitive Agreement.

        On February 22, 2006, the parties executed the Third Amendment to Loan and Security Agreement (the “Agreement”) between LaSalle Business Credit, LLC, as Agent, LaSalle Bank Midwest National Association, as Lender, MTS Medication Technologies, Inc. (the “Company”), and MTS Packaging Systems, Inc. (i) to allow the Company to loan funds to MTS Medication Technologies, Ltd. (“MTS Ltd.”), the Company’s UK subsidiary, and (ii) to make certain other adjustments to the terms and conditions of the Agreement, including, but not limited to, an increase in the capital expenditure line from $300,000 to $1 million and an increase in the inventory advance rate from $2.5 million to $4 million. On the same date, the parties also executed the Second Amendment to Securities Pledge Agreement to reduce the percentage of securities of MTS Ltd. pledged as security under the Agreement. Additionally, BAF Printers, Ltd. (“BAF”) executed the Continuing Unconditional Guaranty, as required in the Agreement.

        Copies of the Third Amendment to Loan and Security Agreement, Second Amendment to Securities Pledge Agreement and Continuing Unconditional Guaranty are attached to this Current Report as exhibits 10.1, 10.2 and 10.3, respectively. Each of the exhibits are incorporated herein by reference.

Item  2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

         On February 22, 2006, pursuant to the terms and conditions of the Third Amendment to Loan and Security Agreement, the Company loaned $1,000,000 to MTS Ltd. in connection with the acquisition of BAF, as further discussed in Item 7.01 below.

Item  7.01     Regulation FD Disclosure

               On February 22, 2006, the Company completed the acquisition of BAF for a purchase price of 750,000 pounds sterling (approximately U.S. $1,300,000) in cash. The acquisition was funded from existing availability under the Company’s senior lending facility and is expected to be accretive to the Company’s earnings during fiscal year 2007, which begins April 1, 2006. BAF, based in Leeds, England, is a leading manufacturer of self-adhesive prescription labels and prescription bags for the UK retail pharmacy market. BAF’s sales for the year ended December 31, 2005 were $2.9 million.

        A press release regarding the announcement above is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

        The information furnished pursuant to this Item 7.01 of the this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1934, as amended, unless otherwise expressly stated in such filing.

Item  9.01     Financial Statements and Exhibits

                    (d)        Exhibits.

EXHIBIT	DESCRIPTION

10.1	Third Amendment to Loan and Security Agreement by and among LaSalle Business Credit, LLC, as Agent, LaSalle Bank Midwest National Association, as Lender, MTS Medication Technologies, Inc. and MTS Packaging Systems, Inc.

10.2	Second Amendment to Securities Pledge Agreement by and between LaSalle Business Credit, LLC, as Agent, LaSalle National Bank Midwest National Association, as Lender, and MTS Medication Technologies, Inc.

10.3	Continuing Unconditional Guaranty between LaSalle Business Credit, LLC, as Agent, LaSalle Bank Midwest National Association, as Lender, MTS Medication Technologies, Inc., MTS Packaging Systems, Inc. and BAF Printers, Ltd.

99.1	Press Release of MTS Medication Technologies, Inc., dated February 22, 2006.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS Medication Technologies, Inc.
(Registrant)

Date: February 22, 2006	By:	/s/ Michael Branca
MIchael Brancal
Vice President and Chief Financial Officer